Exhibit 99.1

Five Prime Announces Pricing of Upsized Public Offering of Common Stock

South San Francisco, Calif., November 12, 2020 (BUSINESS WIRE) – Five Prime Therapeutics, Inc. (Nasdaq: FPRX), announced today the pricing of an underwritten public offering of 7,200,000 shares of its common stock at a price to the public of $21.00 per share. The size of the offering was upsized from 5,000,000 shares to 7,200,000 shares. Five Prime estimates that the net proceeds from the sale of the shares will be approximately $141.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Five Prime. In addition, Five Prime has granted the underwriters in the offering a 30-day option to purchase up to 1,080,000 additional shares of common stock at the public offering price. The offering is expected to close on November 17, 2020, subject to customary closing conditions.

Five Prime plans to use the net proceeds of the offering, together with other available funds, to fund ongoing clinical development of bemarituzumab and FPT155, to advance FPA157 through preclinical and into clinical development, to advance its late-stage research programs and for working capital and general corporate purposes.

Cowen and SVB Leerink are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as co-manager for the offering.

The shares of common stock are being offered pursuant to a “shelf” registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). Five Prime has filed a preliminary prospectus supplement and the accompanying prospectus related to the offering with the SEC, which are available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement relating to this offering, when available, and the accompanying prospectus may be obtained from: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (833) 297-2926 or by email at PostSaleManualRequests@broadridge.com, or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132 or by e-mail at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include statements relating to Five Prime’s expectations regarding the completion of the proposed public offering, the net proceeds of the offering and Five Prime’s planned use of the proceeds from the proposed public offering. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Actual results may differ materially from these forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Five Prime will be able to complete the offering on the anticipated terms, or at all. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT:

Martin Forrest

VP, Investor Relations & Corporate Communications

Five Prime Therapeutics, Inc.

415-365-5625

martin.forrest@fiveprime.com